China VoIP & Digital Telecom Director Provides Opinions Regarding China Telecom industry restructuring at Sina.com.cn

China,Jinan(March,18,2008)- A member of the board of directors at China VoIP & Digital Telecom Inc. (CVDT.OB), Mr. Kaili Kan, recently published an article about the possible restructuring of China's telecom industry on www.sina.com.cn.  Mr. Kan, a professor at Beijing University of Posts and Telecommunications, is also a director of China's Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China's Telecommunications Act.  He formerly served as a strategy consultant on telecommunications policies and development at the World Bank.  Professor Kan earned a doctorate degree from Stanford University.

Based on his article, Mr. Kan believes that the most important issues facing the China telecom industry are:

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Understanding the best methods to leverage the enormous productivity created by modern telecom technology (such as VoIP)

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Wrestling control of industry policies from special interests groups in order to implement fair policies

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Changing the telecom carriers’ traditional operating model

Mr. Kan also believes that as telecom services move towards the Internet Protocol (IP) based model, telecom carriers will eventually lose control of their networks, and become merely "transparent pipeline" providers.

Mr. Kan pointed out in his article that the evolution of China’s telecom industry is inevitable.  VoIP technology and services should continue to expand throughout the country, although at a slow pace, as policy makers are still trying to protect the profitability of large state-owned enterprises.  CVDT continues to push forward with new products and services and is planning to enter the international market.

Chief Executive Officer, LI Kunwu, commented, “Mr. Kan is an authoritative leader in the telecom industry.  With his ongoing efforts to accelerate the pace of development of the China telecom industry, we are fortunate to have him as a member of the board of directors at Yinquan.”

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol telecommunications services in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd.  Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is actively marketing its NP Soft Switch system in China and is currently in the testing stages of other Information Technology products.

More information can be found at www.chinavoip-telecom.com.

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